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                                                                    Exhibit 99.2



                    AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

         This Amendment No. 1, dated as of October __, 1999 (the "AMENDMENT"), to the Subscription Agreement, dated as of September 27, 1999 (the "AGREEMENT"), by and among American Real Estate Investment Corporation (the "SELLER"), and Jeffrey E. Kelter and Hudson Bay Partners II, L.P. (each a "Purchaser" and together the "Purchasers"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

                                     RECITAL

         The Seller and Purchasers desire to amend the Agreement as follows:

         1. Exhibit A to the Agreement is hereby amended to read in its entirety as follows:


                                    EXHIBIT A

                                   PURCHASERS


Name and Address                                     Number of Common Shares
----------------                                     -----------------------

Jeffrey E. Kelter                                    ___________
40 Duck Pond Road
Glen Cove, NY  11542

Hudson Bay Partners II, L.P.                         ___________
237 Park Avenue
New York, NY 10017


         2. The purchase and sale of the Shares contemplated by Section 1.02 of the Agreement may occur in one or more Closings (as defined in Section 1.02 of the Agreement), and the obligations of the Seller and either Purchaser at a Closing shall not be conditioned upon the purchase by the other Purchaser of Shares at such Closing.

         3. Except as otherwise provided herein, the Agreement shall remain unmodified and in full force and effect.

         4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

         5. This Amendment may be executed in one or more counterparts, each of which together shall constitute one and the same agreement.



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         IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date first written above.


                                       KEYSTONE PROPERTY TRUST


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       ----------------------------------------
                                       Jeffrey E. Kelter


                                       HUDSON BAY PARTNERS II, L.P.


                                       By: Hudson Bay Partners, Inc., its
                                             General Partner


                                       By:
                                           ------------------------------------
                                           Name:  David H. Lesser
                                           Title:  President